UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2010

HEARTWARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 508.739.0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Exhibit 99.1 attached hereto is the slide presentation used by Keith Aaronson, MD, MS, when he presented data from our ADVANCE Bridge-to-Transplant clinical trial on Sunday, November 14, at the American Heart Association (AHA) Scientific Sessions 2010 at McCormick Place in Chicago. Dr. Aaronson, Associate Professor in the Division of Cardiovascular Medicine and Medical Director of the Heart Transplant Program and Center for Circulatory Support at the University of Michigan, is a principal investigator of the ADVANCE trial. The views expressed in these slides by Dr. Aaronson are his individual views and not necessarily those of the company.

The information in this Item 7.01 to Current Report on Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01 Other Events

HeartWare International, Inc.released a press release announcing the presentation of data from its U.S. ADVANCE Bridge-to-Transplant clinical trial.

A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 Slide Presentation of Dr. Keith Aaronson dated November 14, 2010
Exhibit 99.2 HeartWare International, Inc. press release dated November 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.
Date: November 15, 2010	By:	/s/ David McIntyre

Name: David McIntyre
Title: Chief Operating Officer & Chief Financial Officer